UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  May 6, 2008

Hawaiian Telcom Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-131152	16-1710376
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1177 Bishop Street

Honolulu, Hawaii  96813

(Address of principal executive offices)

808-546-4511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2008, Hawaiian Telcom Communications, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that Eric K. Yeaman has been appointed President and Chief Executive Officer of the Company, replacing Stephen F. Cooper.  Mr. Cooper will remain Chief Executive Officer until Mr. Yeaman begins his day-to-day responsibilities at the Company on June 16, 2008.  Mr. Yeaman also was elected to the Company’s Board of Directors (the “Board”).

The Company also announced that Walter A. Dods, Jr., who has served on the Board since May 2005, has been appointed Chairman of the Board, replacing Daniel F. Akerson, who resigned from the Board effective May 6, 2008.  Also effective May 6, 2008, James A. Attwood, Jr., a current Board member, was appointed Vice Chairman of the Board and Chairman of the Executive Committee of the Board.

The Press Release also announced that Robert F. Reich, who has served as the Company’s interim Chief Financial Officer since March 7, 2008, was appointed permanent Chief Financial Officer of the Company. In addition, the Company announced that Alan M. Oshima has been appointed a member of the Board effective May 6, 2008 and will be transitioning from Senior Vice President and General Counsel to Senior Advisor of the Company.  The Company currently is in the process of negotiating an employment agreement with Mr. Yeaman, an agreement with Mr. Oshima with respect to his role as Senior Advisor, and an amendment to Mr. Reich’s employment agreement to reflect his position as permanent Chief Financial Officer.

Mr. Yeaman, age 40, joins the Company from Hawaiian Electric Company, Inc. (HECO), where he served as Senior Executive Vice President and Chief Operating Officer, responsible for the day-to-day leadership of the Oahu operations, energy solutions, public affairs, financial and administrative process areas since February 2008. Prior to that, Mr. Yeaman was the Chief Financial Officer of Hawaiian Electric Industries, Inc. (HEI), HECO’s parent company, from January 2003 to January 2008.  Prior to joining HEI, Mr. Yeaman was the Chief Operating Officer and Chief Financial Officer for Kamehameha Schools.  He began his career at Arthur Andersen LLP. Mr. Yeaman serves as a director of several boards, including Bishop Holdings Corporation, Kamehameha Investment Corporation and Pauahi Management Corporation (wholly owned subsidiaries of Kamehameha Schools). He also is an active member of local community organizations, serving on the boards of Queen’s Health Systems, Hawaii Community Foundation, The Nature Conservancy of Hawaii and Hawaii Pacific University.  In 2004, Mr. Yeaman was the Financial Executive of the Year (Regional Award) sponsored by Robert Half International Inc. and the Institute of Management Accountants, as well as one of Pacific Business News Top Forty Under 40. Mr. Yeaman earned his bachelor of business administration degree in accounting from the University of Hawaii at Manoa and is a certified public accountant in the State of Hawaii.

A copy of the Press Release is attached hereto as Exhibit 99.1. The information contained in the Press Release is incorporated into this Item 5.02 by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                   Exhibits

99.1	Press release dated May 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12 , 2008
HAWAIIAN TELCOM COMMUNICATIONS, INC.

/s/ Alan M. Oshima
Alan M. Oshima
Senior Vice President